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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K






                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


                               September 27, 2000
                                (Date of Report)


                                 AQUA-CHEM, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        333-60759                  39-1900496
(State or other                (Commission File              (IRS Employer
jurisdiction of                     Number)                   ID Number)
incorporation)


                             7800 North 113th Street
                                  P.O. Box 421
                           Milwaukee, Wisconsin 53201
                    (Address of principal executive offices)



                                 (414) 359-0600
              (Registrant's telephone number, including area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 14, 2000, Aqua-Chem, Inc. ("Aqua-Chem") sold to Aquatech International Corporation ("Aquatech") certain assets and technology of its Seawater and Industrial Business for approximately $1 million. The agreement also provides for potential future payments to Aqua-Chem based upon Aquatech's sales of certain products during the five years following this transaction. In conjunction with this transaction, five employees of Aqua-Chem's Seawater and Industrial Business agreed to become employees of Aquatech.

         To complete this transaction, Aqua-Chem amended its Indenture dated June 23, 1998 related to its 11 1/4% Senior Subordinated Notes Due 2008 ("Notes") with the consent of the holders of a majority of the outstanding Notes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         4.4 First Supplemental Indenture dated September 6, 2000 to the Indenture of Trust dated June 23, 1998 between Aqua-Chem, Inc. and United States Trust Company of New York, as Trustee.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AQUA-CHEM, INC.
                                                    (Registrant)



                                            By:     /s/ James A. Kettinger
                                                    --------------------------
                                            Name:   James A. Kettinger
                                                    Senior Vice President and
                                                    Chief Financial Officer


Date: September 27, 2000